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                                                                     EXHIBIT 2.1



               SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
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     This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of October 9, 2001, is entered into by and among INSIGHT HEALTH
SERVICES HOLDINGS CORP., a Delaware corporation ("Parent"), INSIGHT HEALTH
                                                  ------
SERVICES ACQUISITION CORP. (formerly JWCH Merger Corp.), a Delaware corporation ("Acquisition"), and INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the
  -----------
"Company"), amending that certain Agreement and Plan of Merger, dated as of June
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29, 2001, as amended on July 10, 2001, by and among Parent, Acquisition and the
Company (the "Merger Agreement").  All capitalized terms used herein and not
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defined in this Amendment shall have the meanings assigned to them in the Merger
Agreement.

     WHEREAS, the parties previously entered into the Merger Agreement providing for the merger of Acquisition with and into the Company, with the Company continuing as the surviving corporation;

     WHEREAS, the parties desire to amend Section 7(b) of the Merger Agreement; and

     WHEREAS, Section 13 of the Merger Agreement permits the amendment of the Merger Agreement as provided in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1.   Termination.  Section 7(b) of the Merger Agreement shall be amended
          -----------
and restated in its entirety to read as follows:

     "(b) by Parent, Acquisition or the Company, if either: (i) the Effective Time shall not have occurred by October 18, 2001; provided, that the right to
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terminate this Agreement under this Section 7(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;"

     2.   Counterparts.  This Amendment may be executed in counterparts, each of
          ------------
which shall be deemed an original, and the Company, Acquisition and Parent may become a party hereto by executing a counterpart hereof. This Amendment and any counterpart so executed shall be deemed to be one and the same instrument.

     3.   Governing Law.  This Amendment shall be governed by and interpreted
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and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.
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     4.   Ratification and Reaffirmation of the Merger Agreement.  Except as
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hereby expressly amended, the Merger Agreement shall remain unchanged.

     5.   Interpretation.  In the event of any conflict between the provisions
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of this Amendment and the Merger Agreement, the provisions of this Amendment shall control.

     6.   Binding Effect.  This Amendment shall inure to the benefit of and
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shall be binding upon the parties and their respective successors and assigns.



                              [signatures follow]

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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Amendment as of the date first above written.



                                       INSIGHT HEALTH SERVICES HOLDINGS CORP.



                                       By:  /s/ Edward D. Yun
                                          --------------------------------------
                                          Name:  Edward D. Yun
                                          Title: President



                                       INSIGHT HEALTH SERVICES ACQUISITION CORP.



                                       By:  /s/ Edward D. Yun
                                          --------------------------------------
                                          Name:  Edward D. Yun
                                          Title: President



                                       INSIGHT HEALTH SERVICES CORP.



                                       By:  /s/ Steven T. Plochocki
                                          --------------------------------------
                                          Name:  Steven T. Plochocki
                                          Title: President and Chief Executive
                                                 Officer

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